EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of COMFORCE Corporation on Form S-3 (Registration Nos. 033-60403, 333-31167, 333-43321, 333-44351, 333-47941, 333-61789, 333-74689 and 333-82201) and Form
S-8 (Registration Nos. 333-32271, 333-46787 and 333-82199) of our report dated February 25, 1999 on our audits of the consolidated financial statements and financial statement schedule of COMFORCE Corporation and Subsidiaries as of December 31, 1998 and for the years ended December 31, 1998 and 1997, which report is included in this Annual Report on Form 10-K.



                                        /s/ PricewaterhouseCoopers LLP

                                        PricewaterhouseCoopers LLP





Melville, New York
March 29, 2000

                                      E-8